UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): January 29, 2009
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
     On January 27, 2009, Chico’s FAS, Inc. (the “Company”) committed to certain expense reduction programs, which includes the elimination of approximately 180 positions, or approximately 11% of the headquarters employee base. The workforce reduction results from the Company’s ongoing review of its cost structure in light of continued deterioration in the macroeconomic environment impacting the retail industry. The workforce reduction action was accomplished on January 29, 2009.
     The Company expects to record after-tax charges of approximately $2.9 million during the fourth quarter of fiscal 2008 ending January 31, 2009 to cover personnel separation costs in connection with the workforce reduction. The Company expects this workforce reduction to reduce payroll and related benefit expenses for the Company by approximately $15 million over the next 12 months.
     Information regarding these expense reduction actions is included in the January 29, 2009 press release attached hereto as Exhibit 99.1.

Item 2.06.	Material Impairments.
     Furthermore, on January 28, 2009, the Company concluded that a charge for impairment of goodwill and impairment associated with underperforming stores would need to be recorded in its financial results for the fourth quarter of fiscal 2008 ending January 31, 2009. The Company currently anticipates the non-cash impairment charges, net of tax benefit, based upon unaudited, preliminary year-end estimates, to be in the range of $11.0 million to $14.0 million related to goodwill and $7.0 million to $9.0 million related to the underperforming stores.
     The non-cash impairment charge for goodwill impairment is primarily a result of the Company’s analysis of goodwill associated with the 2007 acquisition of twelve Minnesota franchise stores and the non-cash impairment charge associated with underperforming stores results from the Company’s ongoing analysis of historical and projected individual store performance. The conclusion of this analysis may result in the eventual closing of as many as 25 stores.
     Information regarding these non-cash impairment charges is included in the January 29, 2009 press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits:
     Exhibit 99.1 Chico’s FAS, Inc. Press Release dated January 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: January 29, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President —
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated January 29, 2009

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